Exhibit 10.27
AMENDMENT NO. 2
TO
EMPLOYMENT AGREEMENT
     THIS AMENDMENT NO. 2 TO EMPLOYMENT AGREEMENT (this “Amendment Agreement No. 2”) is made and entered into as of the 15th day of January, 2008, by and between Willbros USA, Inc., a Delaware corporation (the “Corporation”), and Robert R. Harl (the “Executive”).
RECITALS
     WHEREAS, on January 20, 2006, the Executive and the Corporation entered into an Employment Agreement (the “Employment Agreement”) (terms used herein and not defined herein shall have the meanings ascribed to them in the Employment Agreement); and
     WHEREAS, on June 16, 2006, the Executive and the Corporation amended the Employment Agreement; and
     WHEREAS, the Executive and the Corporation have determined that an additional amendment to the Employment Agreement is appropriate;
     NOW THEREFORE, in consideration of the mutual covenants and representations contained herein, and the mutual benefits derived herefrom, the parties agree as follows:
1.	New Section 4.3(h). Section 4.3(h) of the Employment Agreement is hereby amended and restated in its entirety to read as follows:
     ”(h) In the event of an early termination of this Agreement other than pursuant to Section 4.2(b) or 4.2(e) above, the Executive shall be entitled to all rights which have accrued under the WGI 1996 Stock Plan as of the time of the termination of this Agreement and immediate vesting or immediate granting and vesting, as the case may be, of all restricted stock and stock options that have been awarded or are to be awarded as future grants pursuant to Sections 1.4 and 1.5 above and Amendment No. 1 to this Agreement dated as of June 16, 2006.”

2.	Entire Agreement. This Amendment Agreement No. 2 constitutes the entire understanding of the Executive and the Corporation with respect to the subject matter hereof and supersedes any and all prior understandings on the subjects contained herein, written or oral, and all amendments.

3.	Modification. This Amendment Agreement No. 2 shall not be varied, altered, modified, canceled, changed, or in any way amended, nor any provision hereof waived, except by mutual agreement of the parties in a written instrument executed by the parties hereto or their legal representatives.

4.	Severability. In the event that any provision or portion of this Amendment Agreement No. 2 shall be determined to be invalid or unenforceable for any reason, the remaining provisions of this Amendment Agreement No. 2 shall be unaffected thereby and shall remain in full force and effect.

5.	Governing Law. The provisions of this Amendment Agreement No. 2 shall be construed and enforced in accordance with the laws of the State of Texas, without regard to any otherwise applicable principles of conflicts of laws.
     IN WITNESS WHEREOF, the parties have executed and delivered this Amendment Agreement No. 2 on the date first above written.

WILLBROS USA, INC.
By:	/s/ Dennis G. Berryhill
	Name:	Dennis G. Berryhill
Its: Vice President and Secretary

EXECUTIVE
/s/ Robert R. Harl
Robert R. Harl

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